Exhibit 1

                                                     EXECUTION COPY




                                 $733,343,000
                                 (Approximate)


          MADISON AVENUE MANUFACTURED HOUSING CONTRACT TRUST, 2002-A

                         MANUFACTURED HOUSING CONTRACT
                   ASSET-BACKED CERTIFICATES, SERIES 2002-A

                            UNDERWRITING AGREEMENT

                                                              March 21, 2001


BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York  10179



Dear Sirs:

         Bear Stearns Asset Backed Securities, Inc. (the "Depositor"), a Delaware corporation, has authorized the issuance and sale of Manufactured Housing Contract Asset-Backed Certificates, Series 2002-A, in the classes, in the respective original principal amounts and with the designations set forth in Schedule A hereto (the "Underwritten Certificates"), issued by Madison Avenue Manufactured Housing Contract Trust, 2002-A (the "Trust"). The Trust's assets consist primarily of a pool of manufactured housing installment sale contracts and installment loan agreements (the "Contracts"). Bear, Stearns & Co. Inc. (the "Underwriter") pursuant to this underwriting agreement (the "Underwriting Agreement" or this "Agreement") is purchasing the Underwritten Certificates at the prices set forth on Schedule A hereto, and upon the terms and conditions contained herein.

         The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2002 (the "Cut-off Date"), among the Depositor, GreenPoint Credit, LLC ("GreenPoint"), as servicer and custodian (the "Servicer"), and Wells Fargo Bank Minnesota, National Association, as trustee, backup servicer and certificate administrator (the "Trustee"). Simultaneously with the issuance of the Underwritten Certificates, the Trust will issue its Class B-2, Class C, Class HL and Class R Certificates (collectively, the "Privately Offered Certificates" and together with the Underwritten Certificates, the "Certificates").

         Pursuant to a Sale and Servicing Agreement, dated as of the Cut-off Date (the "Sale and Servicing Agreement"), by and between GreenPoint, as seller and servicer, and EMC Mortgage Corporation (the "Seller"), as purchaser, GreenPoint will sell all of its right, title and interest in and to the Contracts to the Seller as of the Cut-off Date. Pursuant to a Contract Purchase Agreement dated as of the Cut-off Date (the "Contract Purchase Agreement"), by and between the Seller, as seller and the Depositor, as purchaser, the Seller will sell all of its right, title and interest in and to the Contracts to the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer to the Trust all such right, title and interest in and to the Contracts as of the Cut-off Date.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement. This Underwriting Agreement, the Pooling and Servicing Agreement, the Sale and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement and the Contract Purchase Agreement are referred to herein collectively as the "Operative Documents."

         The Class A-1, Class A-2 and Class A-IO Certificates will be covered by a guaranty insurance policy (the "Policy") to be issued by Ambac Assurance Corporation ("Ambac").


         SECTION 1. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with you that:


                  (a) A Registration Statement on Form S-3 (No. 333-56242) has
         (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriter. As used in this Underwriting Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means the final prospectus dated March 21, 2002, as supplemented by the final Prospectus Supplement dated March 21, 2002 (the "Prospectus Supplement") relating to the Underwritten Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus, as the case may be, and incorporated by reference in such Prospectus, as the case may be, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated



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

         by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as the Underwriter delivers to the Depositor pursuant to Section 8(e) hereof for filing on an Additional Materials 8-K (as defined below). The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.


                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriter expressly for use therein. The only information furnished by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(k) hereof.


                  (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation is made as to (i) Computational Materials, Structural Term Sheets and Collateral Term Sheets (each as defined herein) deemed to be incorporated by reference in the Prospectus as the result of filing an Additional Materials 8-K (as defined below) pursuant to the terms hereof except to the extent such Computational Materials, Structural Term Sheets and Collateral Term Sheets reflect information furnished by the Depositor to the Underwriter or (ii) the



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

         information contained in Ambac's financial statements incorporated by reference in the Prospectus.

                  (d) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of April 5, 2002 (the "Settlement Date").

                  (e) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the Operative Agreements to which it is a party and to cause the Certificates to be issued.

                  (f) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before, or threatened by, any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) which assert the invalidity of any of the Operative Agreements to which it is a party or the Certificates, (c) which seek to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any of the Operative Agreements to which it is a party or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of any of the Operative Agreements to which it is a party or the Certificates.

                  (g) This Underwriting Agreement has been, and each other Operative Agreement to which the Depositor is a party, when executed and delivered as contemplated hereby and thereby, will have been, duly authorized, executed and delivered by the Depositor, and this Underwriting Agreement constitutes, and each other Operative Agreement when executed and delivered as contemplated hereby and thereby, will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Underwriting Agreement or any other Operative Agreement, limitations of public policy under applicable securities laws.

                  (h) The execution, delivery and performance of the Operative Agreements to which it is a party by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not



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

         and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor.

                  (i) The Depositor has no reason to believe that Deloitte & Touche LLP is not an independent public accountant with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

                  (j) When the Certificates are duly and validly executed and authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and paid for, the Certificates will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement.

                  (k) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Underwritten Certificates to the Underwriter, or the consummation by the Depositor of the other transactions contemplated by the Operative Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Underwritten Certificates by the Underwriter or as have been obtained.

                  (l) The Depositor possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Depositor has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Depositor would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

                  (m) At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) be the sole beneficial owner of the Contracts conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any Person any of its right or title in the Contracts, in the Contract Purchase Agreement or in the Certificates; and (iii) have the power and authority to sell its interest in the Contracts to the Trust and to sell the Underwritten Certificates to the Underwriter. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trust will have acquired beneficial ownership of all of the Depositor's right, title and



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

         interest in and to the Contracts. Upon delivery to the Underwriter of the Underwritten Certificates, the Underwriter will have good title to the Underwritten Certificates, free and clear of any Liens.

                  (n) As of the Cut-off Date, each of the Contracts will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (o) Neither the Depositor nor the Trust created by the Pooling and Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the Rules and Regulations of the Commission thereunder.

                  (p) At the Settlement Date, the Underwritten Certificates and the Operative Documents will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (q) At the Closing Date and at the Settlement Date, (i) the Class A-1, Class A-2 and Class A-IO Certificates will have been rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services ("S&P", and together with Moody's, the "Rating Agencies"), (ii) the Class M-1 Certificates will have been rated "AA" by S&P and "Aa2" by Moody's, (iii) the Class M-2 Certificates will have been rated "A" by S&P and "A2" by Moody's,
         (iv) the Class B-1 Certificates will have been rated "BBB" by S&P and "Baa2" by Moody's and the Class B-2 Certificates will have been rated "BB-" by S&P and "Ba2" by Moody's.

                  (r) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Operative Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

                  (s) At the Closing Date and at the Settlement Date, each of the representations and warranties of the Depositor set forth in the Operative Agreements will be true and correct in all material respects.

         Any certificate signed by an officer of the Depositor and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of the Underwritten Certificates shall be deemed to be a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

         SECTION 2. Purchase and Sale. The commitment of the Underwriter to purchase the Underwritten Certificates pursuant to this Underwriting Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Underwritten Certificates and agrees to sell to the Underwriter, and the Underwriter agrees (except as provided in Section 11) to purchase from the Depositor, the aggregate principal balance (or, in the case of the Class A-IO Certificates, the aggregate notional amount) of the Underwritten Certificates set forth in Schedule A for the aggregate purchase price of $710,278,607.

         SECTION 3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates to be purchased by the Underwriter shall be made at the offices of Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Underwriter and the Depositor at 10:00 a.m. New York time on March 28, 2002 or at such other time or date as shall be agreed upon in writing by the Underwriter and the Depositor (such date being referred to as the "Closing Date"). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Underwritten Certificates shall be made to the Underwriter for the account of the Underwriter against payment of the purchase price thereof. The Underwritten Certificates shall be in such authorized denominations and registered in such names as the Underwriter may request in writing at least two business days prior to the Closing Date. The Underwritten Certificates will be made available for examination by the Underwriter no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

         SECTION 4. Offering by the Underwriter. It is understood that, subject to the terms and conditions hereof, the Underwriter propose to offer the Underwritten Certificates for sale to the public as set forth in the Prospectus.

         SECTION 5. Covenants of the Depositor. The Depositor covenants and agrees as follows:

                  (a) To prepare (by no later than the second business day immediately preceding the Settlement Date) the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the availability of the Prospectus to the Underwriter and to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Settlement Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the Settlement Date or any supplement to the Prospectus or any amended Prospectus has been filed prior to the Settlement Date and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Underwritten Certificates to advise the Underwriter promptly of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Underwritten Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.



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

                  (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request:
         (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time in connection with the offering or sale of the Underwritten Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriter and, upon the Underwriter's request, shall file such document and prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance.

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriter, be required by the Securities Act or requested by the Commission.

                  (e) The Depositor will (i) cause any Computational Materials or any Structural Term Sheet (each as defined below in this subsection) with respect to the Underwritten Certificates which are delivered by the Underwriter to the Depositor to be filed with the Commission on an Additional Materials 8-K (as defined below) (A) at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the Securities Act in the case of Computational Materials or any Structural Term Sheets provided to investors prior to the availability of such Prospectus, and (B) within two business days of first use in the case of Computational Materials or any Structural Term Sheet provided to investors subsequent to the availability of, but before the sending or giving of, such Prospectus and (ii) cause any Collateral Term Sheet (as defined below in this subsection) with respect to the Underwritten Certificates which are delivered by any Underwriter to the Depositor to be filed with the Commission on an Additional Materials 8-K within two business days after the date on which such Underwriter advises the Depositor that such Collateral Term Sheet was first used; provided, however, that the Depositor shall have no obligation to file any materials which, in the reasonable determination of the Depositor after consultation with the Underwriter, (x) are not required to be filed pursuant to the Kidder Letters and/or the PSA Letter (each as defined below) or
         (y) contain any erroneous



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

         information or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Depositor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the Underwriter to the Depositor as aforesaid. For purposes of this subsection (e), (1) the term "Computational Materials" shall mean those materials which constitute "computational materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates and the no action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance to the Public Securities Association (the "PSA Letter") for which the filing of such material on an Additional Materials 8-K is a condition of the relief granted in such letters; (2) the terms "Structural Term Sheet" and "Collateral Term Sheet" shall mean those materials which constitute "structural term sheets" and "collateral term sheets" within the meaning of the PSA Letter for which the filing of such material on an Additional Materials 8-K is a condition of the relief granted in such letter; and (3) the term "Additional Materials 8-K" shall mean a Current Report on Form 8-K used to file Computational Materials, Structural Term Sheets and/or Collateral Term Sheets.

                  (f) To furnish the Underwriter and counsel for the Underwriter, prior to filing with the Commission, and to obtain the consent of the Underwriter for the filing of the following documents relating to the Certificates: any (i) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations.

                  (g) To make generally available to holders of the Underwritten Certificates as soon as practicable, but in any event not later than ninety (90) days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Depositor, Rule 158) and covering a period of at least twelve (12) consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

                  (h) To use its best efforts, in cooperation with the Underwriter, to qualify the Underwritten Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriter may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Underwritten Certificates; provided, however, that in connection therewith, the Depositor shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Certificates have been so qualified.


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

                  (i) Unless the Underwriter shall otherwise have given its written consent, no pass-through certificates or debt instruments backed by manufactured housing installment sale contracts and installment loan agreements or other similar securities representing interest in or secured by other manufactured housing installment sale contracts and installment loan agreements originated or owned by the Depositor or the Seller shall be publicly offered or sold nor shall the Depositor or the Seller enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of seven (7) business days following the commencement of the offering of the Underwritten Certificates to the public.

                  (j) So long as the Underwritten Certificates shall be outstanding the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriter as soon as such statements are available to be furnished: (i) the annual statement as to compliance delivered to the Trustee pursuant to
         Section 3.20 of the Pooling and Servicing Agreement and (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.21 of the Pooling and Servicing Agreement.

                  (k) To apply the net proceeds from the sale of the Underwritten Certificates in the manner set forth in the Prospectus Supplement.

         SECTION 6. Conditions to the Underwriter's Obligations. The obligations of the Underwriter to purchase the Underwritten Certificates pursuant to this Underwriting Agreement are subject to: (i) the accuracy on and as of the Closing Date and the Settlement Date of the representations and warranties on the part of the Depositor herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following conditions as of the Closing Date (or, if expressly indicated below, the Settlement Date):

                  (a) The Underwriter shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                  (b) The Underwriter shall not have discovered and disclosed to the Depositor on or prior to the Settlement Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of the Underwriter and its counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters relating to the authorization, form and validity of the Operative Agreements, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Underwriting Agreement and the transactions contemplated hereby shall be satisfactory in all respects to the Underwriter and its counsel, and the Depositor shall have furnished to Underwriter and its counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Sidley Austin Brown & Wood LLP shall have furnished to the Underwriter their written opinion, as special counsel to the Depositor and EMC, addressed to the Underwriter and dated the Closing Date (or, in the case of clauses (i) through (v), dated the Settlement Date, in form and substance satisfactory to the Underwriter, to the effect that:

                           (i) The Registration Statement has become effective
                  under the Securities Act of 1933, as amended (the "Act"); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement and the Prospectus, as of their respective effective or issue dates (in each case other than the documents incorporated therein by reference (including, without limitation, (i) the "Computational Materials", "Structural Term Sheets" and "Collateral Term Sheets" filed by the Depositor with the Commission on Form 8-K, (ii) the information relating to Ambac) and the financial and statistical information contained therein, as to which such counsel expresses no opinion, complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder;

                           (ii) The conditions to the use by the Depositor of
                  a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement;

                           (iii) To such counsel's knowledge, there are no
                  material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

                           (iv) The statements in the Prospectus under the
                  headings "ERISA Considerations" and "Certain Federal Income Tax Considerations", and the statements in the Prospectus Supplement under the headings "Summary-Federal Tax Considerations" and "-ERISA Considerations", "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects with respect to those consequences or aspects that are discussed;

                           (v) The Underwritten Certificates, the Pooling and
                  Servicing Agreement and the Contract Purchase Agreement conform in all material respects to the descriptions thereof contained in the Prospectus;

                           (vi) The Underwriting Agreement has been duly and
                  validly authorized, executed and delivered by the Depositor;

                           (vii) Assuming that the Pooling and Servicing
                  Agreement has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (viii) Assuming that the Insurance Agreement has
                  been duly authorized, executed and delivered by the parties thereto, it constitutes a valid, legal and binding agreement of the Depositor and the Seller, enforceable against the Depositor and the Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (ix) Assuming that the Contract Purchase Agreement
                  has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid, legal and binding agreement of the Depositor and the Seller, enforceable against the Depositor and the Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                           (x) Assuming that the Certificates have been duly
                  and validly authorized, executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement, when delivered and paid for, the Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

                           (xi) The Class A Certificates, Class A-IO
                  Certificates and Class M-1 Certificates will be mortgage related securities, as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so long as such Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

                           (xii) The Pooling and Servicing Agreement is not
                  required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the Investment Company Act of 1940, as amended.

         Such counsel shall have endeavored to see that the Registration Statement and the Prospectus comply with the Act and the rules and regulations of the Commission thereunder relating to registration statements on Form S-3 and related prospectuses, but such counsel cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained therein. Nothing, however, shall have come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement or at the Settlement Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than (i) the information incorporated therein by reference (including, without limitation, any Computational Materials, Structural Term
         Sheets and Collateral Term Sheets), (ii) the information included therein relating to the Contracts, the Originator and the Servicer,
         (iii) the financial, statistical and numerical information contained therein and (iv) any information included or incorporated by reference therein relating to Ambac, as to which in each case such counsel need make no statement.

                  (e) Sidley Austin Brown & Wood LLP shall have furnished to the Underwriter their written opinion, as special tax counsel to the Seller, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that as of the Closing Date, each REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code, assuming (i) an election is made to treat the assets of each REMIC as a REMIC, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder. The Regular Interest Certificates represent ownership of regular interests in the Master REMIC. The Class R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and Servicing Agreement. The rights of the Regular Interest Certificates (excluding the Class A-IO Certificates) to receive payments from the Basis Risk Reserve Fund represent, for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury regulations Section 1.860G-2(i).

                  (f) Joseph Jurkowski, Esq., counsel to the Depositor and EMC, shall have furnished to the Underwriter his written opinion, as counsel to the Depositor and EMC, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                           (i) Each of the Depositor and EMC is a corporation
                  duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, to execute, deliver and perform the Operative Agreements to which it is a party and the transactions contemplated thereby.

                           (ii) Neither the Depositor nor EMC is in violation
                  of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Depositor or EMC, as applicable, or which might materially and adversely affect the ability of the Depositor or EMC, as applicable, to perform its obligations under any of the Operative Agreements to which it is a party.

                           (iii) Each of the Operative Agreements to which the
                  Depositor or EMC is a party has been duly authorized, executed and delivered by the Depositor or EMC, as applicable, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute valid and binding obligations, enforceable against the Depositor or EMC, as applicable, in accordance with their respective terms, subject as to enforceability to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,
                  (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Underwriting Agreement and the Contract Purchase Agreement, limitations of public policy under applicable securities laws.

                           (iv) The execution, delivery and performance by the
                  Depositor and EMC of the Operative Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach or violation of any of the terms of provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor or EMC, as applicable, is a party or by which the Depositor or EMC, as applicable, is bound or to which any of the property or assets of the Depositor or EMC, as applicable, is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or EMC, as applicable, nor will such actions result in a violation of the provisions of the Certificate of Incorporation or By-laws of the Depositor or EMC, as applicable, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or EMC, as applicable, or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or EMC, as applicable.

                           (v) To my knowledge, there are no actions,
                  proceedings or investigations pending before or threatened by any court, administrative agency, or other tribunal to which the Depositor or EMC is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor or EMC, as applicable, would have a material adverse effect on the business, results of operations or financial condition of the Depositor or EMC, as applicable; (b) asserting the invalidity of any of the Operative Agreements to which it is a party; (c) seeking to prevent the consummation by the Depositor or EMC, as applicable, of any of the transactions contemplated by any of the Operative Agreements to which it is a party; or (d) which might materially and adversely affect the performance by the Depositor or EMC, as applicable, of its obligations under, or the validity or enforceability of any of the Operative Agreements to which it is a party.

                  (g) Mark E. Lehman, counsel to Bear Stearns Financial Products, Inc. ("BSFP") shall have furnished to the Underwriter his written legal opinion, as counsel to BSFP, addressed to the Underwriter and dated the Closing Date in form and substance satisfactory to the Underwriter and its counsel.

                  (h) The Underwriter shall have received the favorable opinion, dated the Closing Date, of Sidley Austin Brown & Wood LLP, special counsel for the Seller, addressed to Ambac and the Rating Agencies, with respect to certain matters relating to the transfer of the Contracts, from the Seller to the Depositor.

                  (i) The Underwriter shall have received the favorable opinions, dated the Closing Date, of Sidley Austin Brown & Wood LLP, special counsel to the Depositor, addressed to Ambac and the Rating Agencies, with respect to certain matters relating to the transfer of the Contracts from the Depositor to the Trust.

                  (j) The Underwriter shall have received the favorable opinions of Orrick, Herrington & Sutcliff LLP, special counsel for the Originator and the Servicer, (i) dated the Closing Date and addressed to the Seller, the Servicer, the Depositor, Ambac, the Underwriter and the Rating Agencies, in form and substance satisfactory to the Underwriter and its counsel and (ii) dated the Settlement Date and addressed to the Underwriter, in each case.

                  (k) The favorable opinion, dated as of the Closing Date, of Michael F. Najewicz, Esq., General Counsel of the Servicer, addressed to the Underwriter and in form and substance satisfactory to the Underwriter and its counsel.

                  (l) The favorable opinion of counsel to the Trustee, dated as of the Closing Date, addressed to the Underwriter and in form and substance satisfactory to the Underwriter and its counsel.

                  (m) The favorable opinion of Richards, Layton & Finger, special Delaware counsel to the Depositor, dated as of the Closing Date, addressed to the Underwriter, Ambac and the Rating Agencies and in form and substance satisfactory to the Underwriter and its counsel.

                  (n) On the Closing Date the Underwriter shall have received any additional opinions delivered by counsel pursuant to the request of Ambac or any Rating Agency rating the Certificates.

                  (o) The Depositor shall have furnished to the Underwriter:


         (1) A certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Depositor stating:

                           (i) Attached as Exhibit A is a true and correct
                  copy of the Certificate of Incorporation, By-laws of the Depositor as in full force and effect o the date hereof and a Certificate of Good Standing, dated as of March 22, 2002, issued by the State of Delaware with respect to the Depositor. No event has occurred since the date thereof that has affected the good standing of the Depositor under the laws of the State of Delaware. Attached as Exhibit B are the Resolutions of the Board of Directors of the Depositor, dated as of March 28, 2002, as in full force and effect.

                           (ii) To the best of such officer's knowledge, no
                  consent, approval, authorization or order of any State of Delaware or federal court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with (a) the Pooling and Servicing Agreement, dated as of March 1, 2002 (the "Pooling and Servicing Agreement") among Bear Stearns Asset Backed Securities, Inc. (the "Depositor"), as Depositor, GreenPoint, LLC ("GreenPoint"), as servicer and custodian and Wells Fargo Bank Minnesota, National Association, as backup servicer, certificate administrator and trustee (the "Trustee"); (b) the Contract Purchase Agreement, dated as of March 1, 2002 (the "Contract Purchase Agreement") between the EMC Mortgage Corporation ("EMC"), as seller, and the Depositor, as purchaser; (c) the Insurance and Indemnity Agreement, dated as of March 28, 2002 (the "Insurance Agreement") among Ambac Assurance Corporation, as certificate insurer, EMC, GreenPoint, the Depositor and the Trustee; and (d) an Underwriting Agreement dated March 21, 2002 (the "Underwriting Agreement") among the Depositor, EMC and Bear, Stearns & Co. Inc. ("Bear Stearns"). The Pooling and Servicing Agreement, the Contract Purchase Agreement, the Insurance Agreement, the Underwriting Agreement and the Certificate Purchase Agreement are hereinafter referred to as the "Agreements".

                           (iii) To the best of such officer's knowledge,
                  there are no actions, proceedings or investigations pending or threatened against the Depositor before any court, administrative agency or other tribunal (i) asserting the invalidity of any of the Agreements or the Certificates,
                  (ii) seeking to prevent the consummation of any of the transactions contemplated in the Agreements or (iii) that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Agreements.

                           (iv) To the best of such officer's knowledge, (i)
                  the Depositor has not been and will not be a party to any fraud or illegality affecting any of the Agreements or any of the documents included or to be included in any Contract File, (ii) no breach of any of the Agreements, or fraud or mistake on the part of any party to any of the Agreements in connection with the transactions contemplated by the Agreements, has occurred, (iii) no party to any of the Agreements has taken any action that is unreasonable, arbitrary or capricious, or that is not taken in good faith or in a commercially reasonable manner, affecting the documents included in any Contract File in connection with the transactions contemplated by the Agreements and (iv) the Depositor was solvent at the time of the issuance of the Certificates pursuant to the Pooling and Servicing Agreement.

                           (v) No proceedings looking toward merger,
                  liquidations, dissolution or bankruptcy of the Depositor are pending or contemplated.

                           (vi) Each person who, as an officer or
                  representative of the Depositor, executed any of the Agreements or any other document delivered in connection with the Agreements, was, at the time of such execution and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative of the Depositor, and the signatures of such persons appearing on such documents are their genuine signatures.

                           (vii) Attached as Exhibit B is a certified true
                  copy of the Resolutions of the Board of Directors, dated as of March 28, 2002 a Consent of the stockholder, dated as of March 28, 2002, and a Secretary's Certificate, dated as of March 28, 2002, each with respect to the Agreements, the issuance of the Certificates and other related matters.

         and (2) a certificate, dated the Settlement Date and signed by the Chairman of the Board, the President or a Vice President of the Depositor stating nothing has come to his or her attention that would lead such officer to believe that the Registration Statement includes, or that the Prospectus will include, any untrue statement of a material fact or omits, or will omit, as applicable, to state a material fact necessary to make the statements therein not misleading.

                  (p) The Seller shall have furnished to the Underwriter (1) a certificate, dated the Closing Date and signed by the Chairman of the Board, the President or a Vice President of the Seller, stating:

                           (i) The representations and warranties made by the
                  Seller in each of the Agreements to which the Seller is a party are true and correct as of the Closing Date.

                           (ii) There has been no amendment or other document
                  filed affecting the Certificate of Incorporation or By-Laws of the Seller since November 28, 2001 and no such amendment has been authorized.

                           (iii) There has not occurred any material adverse
                  change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller.

                           (iv) The Seller possesses all material licenses,
                  certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus Supplement, and the Seller has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Seller would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

                           (v) At the time of execution and delivery of the
                  Contract Purchase Agreement, the Seller will: (i) be the sole beneficial owner of the Contracts conveyed by the Seller to the Depositor, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any Person any of its right or title in the Contracts; and (iii) have the power and authority to sell its interest in the Contracts to the Depositor.

         and (2) a certificate dated the Settlement Date and signed by the Chairman of the Board, the President or a Vice President of the Seller stating:

                           (i) Since the respective date as of which
                  information is given for use in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Seller, otherwise than as shall be set forth or contemplated in the Prospectus, as supplemented or amended.

                           (ii) Such officer has carefully reviewed the
                  Prospectus Supplement and all statements contained therein relating to the Seller and the Contacts are accurate in all material respects, and nothing has come to such officer's attention that would lead such officer to believe that the Prospectus Supplement contains, with respect to the Seller or the Contracts, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Contracts, in light of the circumstances with which they were made, not misleading.

                  (q) GreenPoint shall have furnished the Underwriter a certificate, dated the Closing Date and signed by the Managing Member, Chairman of the Board, President or Vice President of the Seller stating:

                           (i) The representations and warranties made by
                  GreenPoint in each of the Operative Agreements to which GreenPoint is a party are true and correct as of the Closing Date.

                           (ii) There has been no amendment or other document
                  filed affecting the Certificate of Incorporation or By-Laws of GreenPoint since September 20, 1999 and no such amendment has been authorized.

                           (iii) There has not occurred any material adverse
                  change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of GreenPoint.

         and (2) a certificate dated the Settlement Date and signed by the Chairman of the Board, the President or a Vice President of GreenPoint stating:

                           (iv) In connection with the delivery of the
                  Prospectus Supplement in connection with the transactions contemplated by the Pooling and Servicing Agreement relating to the Certificates, such officer certifies that there has been no material change in the information contained in the section "The Originator and The Servicer" as of the date hereof.

                  (r) The Trustee shall have furnished to the Underwriter a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of each of the Operative Agreements to which the Trustee is a party and the acceptance by the Trustee of the trusts created thereby and the due execution, authentication and delivery of the Certificates by the Trustee thereunder and such other matters as the Underwriter shall reasonably request.

                  (s) At the Closing Date and at the Settlement Date, (i) the Class A-1, Class A-2 and Class A-IO Certificates will have been rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services ("S&P", and together with Moody's, the "Rating Agencies"), (ii) the Class M-1 Certificates will have been rated "AA" by S&P and "Aa2" by Moody's, (iii) the Class M-2 Certificates will have been rated "A" by S&P and "A2" by Moody's,
         (iv) the Class B-1 Certificates will have been rated "BBB" by S&P and "Baa2" by Moody's and the Class B-2 Certificates will have been rated "BB-" by S&P and "Ba2" by Moody's.

                  (t) The Depositor shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested not less than three full business days prior to the Closing Date.

                  (u) Prior to the Closing Date (and, as applicable, the Settlement Date), counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Depositor in connection with the issuance and sale of the Underwritten Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

                  (v) Subsequent to the execution and delivery of this Underwriting Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it in each of the instances set forth in clauses
         (i), (ii), (iii) and (iv) herein, in the judgment of the Underwriter, impractical or inadvisable to proceed with the public offering or delivery of the Underwritten Certificates on the terms and in the manner contemplated in the Prospectus.

                  (w) The Underwriter shall have received from Deloitte & Touche LLP, letters, dated the Settlement Date and satisfactory in form and substance to the Underwriter and its counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the records of the Seller and the Servicer excluding any questions of legal interpretation.

                  (x) The Underwriter shall have received from Deloitte & Touche LLP, letters, dated the Settlement Date and satisfactory in form and substance to the Underwriter and its counsel, confirming as of such date the information set forth in the letter provided pursuant to clause (w).

                  (y) The Underwriter shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and its counsel, to the effect that they have performed certain specified procedures and recomputations as a result of which they have confirmed the numerical information set forth in the Computational Materials, Structural Term Sheets and Collateral Term Sheets.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Underwriter by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

         SECTION 7. Payment of Expenses. As between the Depositor and the Underwriter, the Depositor agrees to pay all expenses incident to the performance of its obligations under this Agreement, including without limitation those relating to: (a) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (b) a portion of the fees previously paid to the Commission with respect to the filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus (including the Prospectus Supplement) or any document incorporated by reference therein, all as provided in this Underwriting Agreement; (d) the costs of reproducing and distributing this Underwriting

Agreement; (e) the fees and expenses of qualifying the Underwritten Certificates under the securities laws of the several jurisdictions as provided in Section 5(h), if necessary, hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriter); (f) any fees charged by securities rating services for rating the Certificates; and (g) all other costs and expenses incident to the performance of the obligations of the Depositor (including costs and expenses of your counsel).

         If this Underwriting Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 11, the Depositor shall cause the Underwriter to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Sidley Austin Brown & Wood LLP, counsel for the Underwriter.

         SECTION 8. Indemnification and Contribution. (a) The Depositor agrees to indemnify and hold harmless the Underwriter and the Seller and each person, if any, who controls the Underwriter or the Seller within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Underwritten Certificates), to which the Underwriter or the Seller or any such controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state in the Prospectus or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Underwriter, the Seller and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, the Seller or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, or any amendment thereof or supplement thereto, or the Registration Statement, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriter or the Seller specifically for inclusion therein, it being understood that the only information furnished by or on behalf of (1) the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(i) hereof; (2) the Seller, is the Seller-Provided Information and the Seller Prospectus Information. The foregoing indemnity agreement is in addition to any liability which the Depositor may otherwise have to the Underwriter or the Seller or any controlling person of the Underwriter or the Seller.

         (b) The Underwriter agrees to indemnify and hold harmless the Depositor and the Seller, each of their directors, each of the officers of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor or the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Depositor, the Seller or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment thereof or supplement thereto, or (iv) the omission or alleged omission to state in the Prospectus, or any amendment thereof or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Depositor and the Seller and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Depositor, the Seller or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The only information furnished by or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus is described in Section 8(i) hereof. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Depositor, the Seller or any such director, officer or controlling person.

         (c) The Seller agrees to indemnify and hold harmless the Underwriter and the Depositor and each of their directors, each of their officers and each person or entity who controls the Underwriter or the Depositor or any such person, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Underwriter or the Depositor, or any such person or entity may become subject, under the Securities Act, the Exchange Act or otherwise, and will reimburse the Underwriter and the Depositor, each such director and officer and each such controlling person for any legal or other expenses incurred by the Underwriter or the Depositor or such controlling person in connection with investigating or defending any such loss, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement, the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller, (ii) the Seller Prospectus Information (as defined below) or (iii) the Computational Materials, Structural Term Sheets or Collateral Term Sheets distributed by the Underwriter, unless such untrue statement or alleged untrue statement of a material fact was made in reliance upon and in conformity with Derived Information (as defined in Section 8(h) below) provided by the Underwriter expressly for use in the Computational Materials, the Structural Term Sheets or the

Collateral Term Sheets and the untrue statement or alleged untrue statement did not derive from an inaccuracy in the Seller-Provided Information (as defined in Section 8(h) below) used in the preparation of such Computational Materials, Structural Term Sheets or Collateral Term Sheets, the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller or the Seller Prospectus Information, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement (1) that is not GreenPoint Information and (2) is not information provided by the Underwriter, as described in clause (i) below (such information, the "Seller Prospectus Information"). The Seller shall not be liable to the Underwriter and the Depositor for Seller Prospectus Information with respect to any untrue statement or alleged untrue statement or omission or alleged omission contained in any Seller Prospectus Information, if such Seller Prospectus Information was corrected subsequently and provided to the Underwriter and the Depositor by the Seller prior to the date of the Prospectus Supplement. The only information furnished by the Seller is the Seller-Prospectus Information and the Seller Provided-Information (as defined in Section 8(h) below). As used herein, the term "GreenPoint Information" means all the statements contained in the Prospectus Supplement, (i) under the heading "Transaction Overview--The Originator and Servicer", (ii) under the heading "The Originator and the Servicer" and (iii) the last sentence of the first paragraph under Prepayment and Yield Considerations.

         (d) Promptly after receipt by any indemnified party under this
Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section 8 consist of the Underwriter or any of its controlling persons, or the Depositor, if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor's directors, officers or controlling persons, or the Seller, if the indemnified parties under this Section 8 consist of the Seller or any of the Seller's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a), (b) and (c), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                 (e) The Underwriter agrees to provide the Depositor, with a copy to the Seller, for filing with the Commission on an Additional Materials 8-K (i) no later than two (2) Business Days prior to the day on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of any Computational Materials and Structural Term Sheets (each as defined in Section 5(e) hereof) distributed by the Underwriter and (ii) no later than one
(1) business day after first use with a copy of any Collateral Term Sheets (as defined in Section 5(e) hereof) distributed by the Underwriter. If the Underwriter does not provide any Computational Materials, Structural Term Sheets and Collateral Term Sheets to the Depositor and the Seller pursuant to this Section, the Underwriter shall be deemed to have represented, as of the Settlement Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Underwritten Certificates that is required to be filed with the Commission in accordance with the Kidder Letters and the PSA Letter.

                 (f) The Underwriter agrees, assuming all Seller-Provided Information (as defined in Section 8(h)) is accurate and complete in all material respects, to indemnify and hold harmless the Depositor, the Seller, each of the their respective officers and directors and each person who controls the Depositor or the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof, to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Computational Materials, Structural Term Sheets and Collateral Term Sheets provided by the Underwriter and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 8(f) shall be in addition to any liability which the Underwriter may otherwise have. The procedures set forth in Section 8(d) shall be equally applicable to this Section 8(f).

                 (g) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a), (b), (c) or (f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Depositor, the Seller and the Underwriter from the offering of the Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(d), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor, the Seller and the Underwriter with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of the Underwriter, the Seller and the Depositor shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor and the Seller bear to the total underwriting discounts and commissions received by the Underwriter from time to time in negotiated sales of the related Underwritten Certificates.

         The relative fault of the Underwriter, the Seller and the Depositor shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor, the Seller or by the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Depositor, the Seller and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(g) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(g) shall be deemed to include, for purposes of this Section 8(g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         For purposes of this Section 8, in no case shall the Underwriter be responsible for any amount in excess of (x) the amount received by the Underwriter in connection with its resale of the Underwritten Certificates over (y) the amount paid by the Underwriter to the Depositor for the Underwritten Certificates hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (h) For purposes of this Section 8 (except as otherwise provided) the terms "Computational Materials", "Structural Term Sheets" and "Collateral Term Sheets" mean such portion, if any, of the information delivered to the Depositor by the Underwriter pursuant to Section 8(e) for filing with the Commission on an Additional Materials 8-K as:

                           (i) is not contained in the Prospectus without
                  taking into account information incorporated therein by reference through an Additional Materials 8-K; and

                           (ii) does not constitute Seller-Provided Information.

"Seller-Provided Information" means the information and data set forth on any computer tape (or other electronic or printed medium) furnished to the Underwriter by or on behalf of the Seller concerning the assets comprising the corpus of the Trust.

                 (i) Bear, Stearns & Co. Inc. confirms that the information set forth in (i) the third sentence of the last paragraph on the cover page of the Prospectus Supplement, (ii) the first sentence under the caption "RISK FACTORS-A secondary market may not develop or may not continue to provide sufficient liquidity for the offered certificates" and (iii) in the second paragraph, the third paragraph and the fourth paragraph (as such information relates to the Underwriter) under the caption "PLAN OF DISTRIBUTION" in the Prospectus Supplement and the parties hereto acknowledge that such information constitutes the only information furnished in writing by or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or contained in certificates of officers of the Depositor or the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling persons thereof, or by or on behalf of the Depositor or the Seller, as applicable and shall survive delivery of any Underwritten Certificates to the Underwriter.

         SECTION 10.  [RESERVED].

         SECTION 11. Termination of this Underwriting Agreement. The Underwriter may terminate this Underwriting Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date if any of the events or conditions described in Section 6(v) of this Underwriting Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in Section 5(g), the provisions of Section 7, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 16 shall remain in effect.

         SECTION 12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to Bear, Stearns & Co. Inc., shall be delivered or sent by mail, telex or facsimile transmission to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179 Attention: Asset Backed Securities Group (Fax: 212-272-7294);

                  (b) if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to Bear Stearns Asset Backed Securities, Inc., 383 Madison Avenue, New York, New York 10179,
         Attention: Chief Counsel (Fax: 212-272-4095);


                  (c) if to the Seller, shall be delivered or sent by mail, telex or facsimile transmission to EMC Mortgage Corporation, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel (Fax: 212-272-4095).

         SECTION 13. Persons Entitled to the Benefit of this Underwriting Agreement. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriter, the Seller and the Depositor and their respective successors. This Underwriting Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Underwriting Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Underwriting Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 13, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

         SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Depositor, the Seller and the Underwriter contained in this Underwriting Agreement, or made by or on behalf of them, respectively, pursuant to this Underwriting Agreement shall survive the delivery of and payment for the Underwritten Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. Definition of the Term "Business Day". For purposes of this Underwriting Agreement, "Business Day" means any day on which the New York Stock Exchange is open for trading.

         SECTION 16. Governing Law; Submission to Jurisdiction. This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws rules thereof.

         The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Underwriting Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

         SECTION 17. Counterparts. This Underwriting Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.



                              *      *      *

         If the foregoing correctly sets forth the agreement among the Depositor, the Seller and the Underwriter, please indicate your acceptance in the space provided for the purpose below.


                                            Very truly yours,


                                            BEAR STEARNS ASSET BACKED
                                             SECURITIES, INC.


                                            By: ________________________
                                                Name:
                                                Title:


CONFIRMED AND ACCEPTED, as
of the date first above written:
BEAR, STEARNS & CO. INC.


By:  _____________________________
     Name:
     Title:





EMC MORTGAGE CORPORATION


By: ______________________________
    Name:
    Title:

                                  SCHEDULE A
                                  ----------


                           Underwritten Certificates




---------------------------------------- --------------------------------------

                 Class                             Principal Balance
                                                   (Notional Amount)
---------------------------------------- --------------------------------------
                  A-1                                $381,329,000
---------------------------------------- --------------------------------------
                  A-2                                $175,000,000
---------------------------------------- --------------------------------------
                 A-IO                                $842,922,270*
---------------------------------------- --------------------------------------
                  M-1                                 $56,897,000
---------------------------------------- --------------------------------------
                  M-2                                 $61,112,000
---------------------------------------- --------------------------------------
                  B-1                                 $59,005,000
---------------------------------------- --------------------------------------




*Notional Amount.





                                     A-1